EXHIBIT 99.1
Date: July 28, 2022
Contact: Victor H. Mendelson    (305) 374-1745 ext. 7590
Carlos L. Macau, Jr.    (954) 987-4000 ext. 7570

HEICO CORPORATION ANNOUNCES ITS LARGEST-EVER ACQUISITION OF GLOBAL AND LEADING ELECTRONIC COMPONENT SUPPLIER
Electronic Technologies Group has agreed to acquire leading electronic component maker Exxelia
MIAMI and PARIS – July 28, 2022 - HEICO Corporation (NYSE: HEI and HEI.A) today announced that its Electronic Technologies Group (“ETG”) entered into a put option agreement to acquire Exxelia International (“Exxelia”) from an affiliate of IK Partners (“IK”) and additional sellers for €453 million in cash to be paid at closing plus the assumption of approximately €14 million of liabilities. Exxelia’s management and team members are expected to continue to own a minority interest of around 5% of the business. HEICO anticipates that, upon completion of required works council consultations in France, the parties will enter into a definitive purchase agreement with closing of the acquisition by the end of its first quarter of fiscal year 2023.
HEICO stated that it expects the acquisition to be accretive to its earnings per share within a year of the transaction’s closing.
Paris, France-headquartered Exxelia is a global leader in the design, manufacture and sale of high-reliability (“Hi-Rel”), complex, passive electronic components and rotary joint assemblies for mostly aerospace and defense applications, in addition to other high-end applications, such as medical and energy uses, including emerging “clean energy” and electrification applications. Among Exxelia’s products are high-end capacitors, resistors, inductors and complex slip rings. Exxelia produces over 50,000 discrete part numbers, which it provides to over 3,000 customers worldwide.
Exxelia employs approximately 2,100 talented team members and is led by a very accomplished management team, which itself is led by the company’s CEO, Paul Maisonnier, a very experienced and well-regarded leader and engineer who has spent his entire career in the aerospace and defense industry. Mr. Maisonnier will continue to lead Exxelia post-acquisition. HEICO expects that he will continue to be a shareholder in Exxelia.
Exxelia’s global operations comprise roughly 676,000 square feet spread across four continents, with eleven advanced locations worldwide, including six in France, two in the United States (one Florida and one in New York), and one each in India, Morocco and Vietnam.
The transaction would be HEICO’s largest-ever acquisition, in terms of purchase price and revenues. Exxelia is expected to generate approximately €190 million in revenue during the calendar year ending December 31, 2022, of which approximately 60% is expected to be generated in European markets, with the remaining sales occurring in the United States and other international markets. HEICO did not disclose Exxelia’s income, but noted that the company meets HEICO’s pre-intangibles amortization operating income margin (“Margin”) criteria, though it is less than the ETG’s average Margin.
In addition to completion of required works council consultations, the transaction’s completion is subject to customary regulatory approvals in several jurisdictions. There can be no assurance that the requisite approvals will be received or as to the timing of receipt of all approvals.
Laurans A. Mendelson, HEICO’s Chairman and Chief Executive Officer, along with Victor H. Mendelson, HEICO’s Co-President and CEO of its Electronic Technologies Group, commented, “We are ecstatic that such a fine company, with its remarkable team members, management and products, will be part of HEICO, and we look forward to welcoming all of Exxelia’s great people to the HEICO family. While furthering HEICO’s strategy of expanding our already impressive range of mission-critical and Hi-Rel components for the most demanding applications, Exxelia also provides HEICO with added broad geographic and product diversity, including in the important European market.”
HEICO is represented in the transaction by the investment banking firm Canaccord Genuity and the law firm Squire Patton Boggs. IK is represented by Rothschild and the law firm Willkie Farr & Gallagher LLP.
Paul Maisonnier, CEO of Exxelia, commented, “We are excited to embark on a new stage of development with HEICO. We really appreciate the values of the Mendelson Family, which match perfectly those of Exxelia. Our goal to develop Exxelia into a world leader in Hi-Rel passive components and sub-systems for harsh environments, serving the aeronautic, defense, space and medical markets will be accelerated under the HEICO umbrella. Together we will strengthen our innovation and operational capabilities and accelerate our internationalisation strategy. We thank IK for their support over the past years, which has enabled us to establish a solid platform to support our ambitions for global growth.”
Dan Soudry, Managing Partner at IK Partners and Advisor to the IK VII Fund, and Diki Korniloff, Partner at IK Partners, added: “As shareholders of Exxelia since 2015, we are very pleased to have been able to support its very talented management team through the various stages of transformation, structuring and growth of the Company, doubling its employee base to more than 2,100 people and leading to a strong increase in investment in R&D and in its manufacturing footprint. Notably, we believe that HEICO is an excellent home for Exxelia given that they share common values and we are very pleased HEICO is acquiring Exxelia. We’d like to take this opportunity to wish the team and HEICO all the very best for the future.”

IK Partners
IK Partners (“IK”) is a European private equity firm focused on investments in the Benelux, DACH, France, Nordics and the UK. Since 1989, IK has raised more than €14 billion of capital and invested in 170 European companies. IK supports companies with strong underlying potential, partnering with management teams and investors to create robust, well-positioned businesses with excellent long-term prospects. For more information, visit www.ikpartners.com
HEICO Corporation
HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense, space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group. HEICO's customers include a majority of the world's airlines and overhaul shops, as well as numerous defense and space contractors and military agencies worldwide, in addition to medical, telecommunications and electronics equipment manufacturers. For more information about HEICO, please visit our website at www.heico.com.
Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies. HEICO's actual results may differ materially from those expressed in or implied by those forward-looking statements as a result of factors including: the inability to complete the proposed acquisition, including due to a failure to obtain third party consents and approvals, or satisfy other closing conditions; the risk that the proposed acquisition disrupts Exxelia's current plans and operations as a result of the announcement and consummation of the proposed acquisition; the ability to recognize the anticipated benefits of the proposed acquisition, which may be affected by, among other things, the ability of management to integrate the combined company's business and operation, and the ability of the parties to retain key employees; costs related to the proposed acquisition; and Exxelia's projected revenues and Margin; the severity, magnitude and duration of the COVID-19 Pandemic; HEICO's liquidity and the amount and timing of cash generation; lower commercial air travel caused by the COVID-19 Pandemic and its aftermath, airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development and manufacturing costs and delay sales; our ability to make acquisitions and achieve operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; economic conditions, including the effects of inflation, within and outside of the aviation, defense, space, medical, telecommunications and electronics industries, which could negatively impact our costs and revenues; and defense spending or budget cuts, which could reduce our defense-related revenue. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.